Report of Independent
Registered Public Accounting
Firm
The Board of Trustees and
Shareholders of
Vertical Capital Income Fund:
In planning and performing our
audit of the financial statements
of Vertical Capital Income
Fund (the Fund) as of and for
the year ended September 30,
2015, in accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States), we considered the
Fund's internal control over
financial reporting, including
controls over safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness of
the Fund's internal control over
financial reporting.
Accordingly, we express no
such opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls. A
company's internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles
(GAAP). A company's internal
control over financial reporting
includes those policies and
procedures that (1) pertain to
the maintenance of records that,
in reasonable detail, accurately
and fairly reflect the
transactions and dispositions of
the assets of the company;
(2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial
statements in accordance with
GAAP, and that receipts and
expenditures of the company
are being made only in
accordance with authorizations
of management and Trustees of
the company; and (3) provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition, use
or disposition of a company's
assets that could have a material
effect on the financial
statements.
Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes
in conditions, or that the degree
of compliance with the policies
or procedures may deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of
a control does not allow
management or employees, in
the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A material weakness is a
deficiency, or combination of
deficiencies, in internal control
over financial reporting, such
that there is a reasonable
possibility that a material
misstatement of the Fund's
annual or interim financial
statements will not be prevented
or detected on a timely basis.
Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material
weaknesses under standards
established by the Public
Company Accounting
Oversight Board (United
States). However, we noted no
deficiencies in the Fund's
internal control over financial
reporting and its operation,
including controls over
safeguarding securities that we
consider to be a material
weakness as defined above as
of September 30, 2015.
This report is intended solely
for the information and use of
management, the shareholders
of Vertical Capital Income
Fund, the Board of Trustees of
Vertical Capital Income Fund
and the Securities and
Exchange Commission and is
not intended to be and should
not be used by anyone other
than these specified parties.

/s/KPMG LLP
Dallas, Texas
November 30, 2015
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